Exhibit 10.4

ICOP DIGITAL, INC.

Grant Agreement

Non-Statutory Stock Option Agreement

Granted Under the 2002 Stock Option Plan

1. Grant of Option. This Stock Option Agreement (this “Agreement”) evidences the grant by ICOP Digital, Inc., a Colorado corporation (the “Company”), on July 10, 2008 (the “Grant Date”) to Laura E. Owen, 27085 W. 102nd Street, Olathe, KS 66061, (the “Optionee”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2002 Stock Incentive Plan (the “Plan”), a total of 200,000 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) at $1.39 (“Option Price”) per Share. This option shall expire on July 9, 2018 (the “Final Exercise Date”).

2. Vesting Schedule.

a. General. Subject to the terms and conditions set forth in this Agreement, including the accelerated vesting provisions set forth in Section 2(b) below, this option will become exercisable (“vest”) on the following schedule:

Date	% Vested
Grant Date	100%

b. Exercise Rights Cumulative. The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

c. Change in Control. Pursuant to Article XIV of the Plan, upon a Change in Control (as defined in the Plan), all of the Shares shall be vested.

3. Exercise of Option. In order to exercise this option, the Optionee shall notify the Company or the Company’s third-party stock option plan administrator, if any, appointed by the Company (the “Plan Administrator”), of the Optionee’s intent to exercise this option, and shall follow the procedures established by the Company or the Plan Administrator as the case may be for exercising stock options under the Plan and provide payment of the Option Price for each Share purchased hereunder in any of the following manner, (i) cash in the form of a wire transfer of funds, cashiers check, bank draft or equivalent acceptable to the Company, (ii) share of the Common Stock of the Company that are already owned by the Optionee for at least six months and have a Fair Market Value at the time of the exercise that is equal to the Option Price for the Shares purchased, (iii) by deferred payment of the Option Price for the Shares purchased from the proceeds of sale through a broker of some or all of the Shares to which the exercise relates, provided such Option Price for the Shares purchased shall be due and payable not more than thirty (30) days following the date of exercise, (iv) by Cashless Exercise as hereinafter defined, (v) any legal consideration acceptable to the Plan Committee, or (vi) any combination of the foregoing. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

“Cashless Exercise” as used herein shall mean an exercise of this option in which, in lieu of cash payment of the Option Price multiplied by the number of Shares exercised, the Optionee elects to receive a lesser number of Shares using the inherent value of the forgone Shares in satisfaction of the Option Price. The number of Shares to be issued shall be computed by calculating the extent to which the closing price of the Company Common Stock on the date of exercise (or if such date is not a trading day, on the next prior trading day) exceeds the Option Price and multiplying the positive price spread by a sufficient number of Shares which would otherwise be subject to issuance under this option to equal the Option Price for the reduced number of Shares which shall thereafter be issued. An Optionee may only elect a Cashless Exercise if the Shares issuable by the Company on such exercise are publicly traded securities.

4. Provisions of the Plan. This option is subject to the provisions of the Plan, a copy of which is furnished to the Optionee with this option. Capitalize terms not specifically defined herein shall have the meaning set forth in the Plan. Any conflict in the definition of any term of this Agreement shall presumptively be defined as that term is defined in the Plan.

5. Notices. Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address set forth beneath the Optionee’s signature hereto or at such other address as the Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper address as aforesaid, registered or certified, and deposited, postage and registry or certification fees prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

6. Rules of Construction. This Agreement has been executed and delivered by the Company and shall be construed and enforced in accordance with the laws of the State of Kansas, without giving effect to any conflict-of-law principle of any jurisdiction. Any action or proceeding arising out of this Agreement will be litigated in courts located in Johnson County, Kansas. Each party consents and submits to the jurisdiction of the District Court of Johnson County, Kansas of the Federal District Court of Kansas.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

ICOP DIGITAL, INC.,
a Colorado Corporation

/s/ David C. Owen
Name: David C. Owen
Title: President/CEO

/s/ Roger L. Mason
Name: Roger L. Mason
Title: Chairman, Incentive Plan Committee

Dated: July 10, 2018

OPTIONEE ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2002 Stock Option Plan.

Optionee:

/s/ Laura E. Owen
Name:	Laura E. Owen
Address:
SSN: